UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Shareholders Agreement; Board Transition

Quintiles Transnational Holdings Inc. (the “Company”) and Dennis B. Gillings, CBE, Ph.D., the Company’s Executive Chairman (“Dr. Gillings”), and certain of his affiliates, investment funds associated with Bain Capital Investors, LLC (“Bain Capital”), affiliates of TPG Global, LLC (the “TPG Funds”) and affiliates of 3i Corporation (“3i” and collectively with Dr. Gillings, Bain Capital and the TPG Funds, the “Shareholders”) are parties to a shareholders agreement, dated January 22, 2008, as amended (the “Shareholders Agreement”), pursuant to which the Shareholders agreed to vote their respective shares in favor of certain nominees to the Company’s Board of Directors (the “Board”). As of November 10, 2014, the Shareholders’ collective ownership of the Company decreased below 50% of the Company’s outstanding shares. As a result, the Company no longer qualifies as a “controlled company” within the meaning of the corporate governance standards contained in Section 303A of the NYSE Listed Company Manual. In order to facilitate the transition to full compliance with the applicable New York Stock Exchange (“NYSE”) listing rules following the loss of “controlled company” status, the Company entered into an Amended and Restated Shareholders Agreement (the “A&R Shareholders Agreement”) with the Shareholders that amended and restated the Shareholders Agreement to, among other things, revise the Shareholders’ rights to designate director nominees and related voting obligations. Pursuant to the Company’s Related Party Transactions Policy, the Company’s entry into the A&R Shareholders Agreement was approved by the Audit Committee of the Board (the “Audit Committee”).

Under the A&R Shareholders Agreement, the Company and each Shareholder have agreed to use their best efforts to cause the Board to increase its size from 11 to 13 directors for a transition period through the Company’s regular quarterly Board meeting currently anticipated to be held on November 5, 2015 (the “November 2015 Meeting”) and then to use their best efforts to decrease the Board size to 9 directors beginning at the close of the November 2015 Meeting. Accordingly, the Shareholders have agreed, through the November 2015 Meeting, to vote their shares in favor of the following 13 Board nominees:

•	two individuals to be designated by Dr. Gillings (and certain affiliates);

•	the Chief Executive Officer of the Company;

•	two individuals to be designated by Bain Capital;

•	two individuals to be designated by the TPG Funds;

•	one individual to be designated by 3i; and

•	five individuals to be designated by the Governance, Quality and Nominating Committee (the “Governance Committee”), each of whom:

•	is not an affiliate or associate of any Shareholder,

•	is not employed by the Company or any of the Company’s subsidiaries, affiliates or associates

•	qualifies as an “independent director” under applicable law and in accordance with the rules and regulations of the Securities and Exchange Commission and the NYSE (or any other applicable self-regulatory organization).

At the November 2015 Meeting, the Company and each Shareholder have agreed to use their best efforts to cause the Board to reduce its size from 13 directors to 9 directors. Following the November 2015 Meeting, Shareholders have agreed to vote their shares in favor of the following 9 Board nominees:

•	one individual to be designated by Dr. Gillings (and certain affiliates);

•	the Chief Executive Officer of the Company;

•	one individual to be designated by Bain Capital;

•	one individual to be designated by the TPG Funds; and

•	five individuals to be designated by the Governance Committee, each of whom meets the independence requirements described above.

In addition, the A&R Shareholders Agreement requires the Company and each Shareholder to use their reasonable best efforts to cause the Board to appoint a majority of independent directors to each of the Compensation

Committee and the Governance Committee (which the Board did at its February 5, 2015 meeting) and to cause those committees to be composed solely of independent directors following the November 2015 Meeting. After the November 2015 Meeting, 3i will no longer be a party to the A&R Shareholders Agreement.

Dr. Gillings has announced his desire to transition from his role as Executive Chairman to a director role and the A&R Shareholders Agreement provides that he will transition out of his role as Executive Chairman and Chairman of the Board, effective December 31, 2015. Dr. Gillings plans to continue to serve as a director pursuant to his director nomination right under the A&R Shareholders Agreement. The Board will commence an orderly process to select a new Chairman of the Board, whom it expects to name in November 2015 to begin service on January 1, 2016.

Following the November 2015 Meeting, if any of Dr. Gillings (together with his affiliates), Bain Capital or the TPG Funds ceases to beneficially own 5% or more of the then outstanding shares of the Company’s common stock, then such shareholder group will no longer have the right to designate a nominee to the Board under the A&R Shareholders Agreement nor will that shareholder group be required to vote in accordance with the A&R Shareholders Agreement. Under the A&R Shareholders Agreement, if any shareholder group no longer has the right to designate a nominee, the shareholder group is required to promptly notify the Company in writing. Upon receipt of such notice, the Company’s independent directors will meet to determine whether to request the shareholder group to cause the director designated as its nominee to resign from the Board. If requested in writing by a majority of the independent directors, the shareholder group is required to cause such a director to tender his resignation, which must be effective immediately prior to the Company’s next annual meeting of shareholders or earlier in the director’s discretion.

Consistent with the Shareholders Agreement, the A&R Shareholders Agreement continues to provide that any transaction entered into between the Company or any of the Company’s subsidiaries and any Shareholder, or affiliate or associate of any Shareholder, will require the affirmative vote of a majority of the Board with the nominee(s) of the interested Shareholder abstaining from such vote. In addition, the A&R Shareholders Agreement also continues to require a majority of the Board to approve any asset divestiture in excess of $10 million.

Any shareholder group that ceases to beneficially own 5% or more of the then outstanding shares of the Company’s common stock may withdraw from the A&R Shareholders Agreement upon written notice and the A&R Shareholders Agreement will terminate with respect to that shareholder group.

The foregoing description of the A&R Shareholders Agreement is qualified in its entirety by reference to the full text of the A&R Shareholders Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment No. 1 to Second Amended and Restated Registration Rights Agreement

In connection with the entry into the A&R Shareholders Agreement, the Company entered into an amendment (the “RRA Amendment”) to the Second Amended and Restated Registration Rights Agreement (the “RRA”) among the Company, the Shareholders and an affiliate of Temasek Holdings (Private) Limited, a greater than 5% beneficial owner of the Company’s common stock. Pursuant to the Company’s Related Party Transactions Policy, the Company’s entry into the RRA Amendment was pre-approved by the Audit Committee. The RRA Amendment revises the registration rights of the shareholder parties to the RRA to provide that such parties will be entitled to participate in certain sales under the RRA based on their then-current ownership.

The foregoing description of the RRA Amendment is qualified in its entirety by reference to the full text of the RRA Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. A description of the RRA is included in the Company’s definitive proxy statement filed on March 31, 2014 under the caption “Certain Relationships and Related Person Transactions—Registration Rights Agreement,” and such description is qualified in its entirety by reference to the full text of the RRA, a copy of which was attached as Exhibit 4.1 to the Company’s Form 8-K filed on May 15, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Company’s entry into the A&R Shareholders Agreement, the Company increased the size of the Board from 11 to 13 members, creating two vacancies on the Board. On February 5, 2015, based on the recommendation of the Governance Committee and pursuant to the A&R Shareholders Agreement, the Company appointed John Leonard, M.D. to the Board and to serve as a member of the Audit Committee and the Governance Committee, effective immediately.

Dr. Leonard has served as the Chief Medical Officer at Intellia Therapeutics, Inc., a biotechnology company involved in gene-based therapy, since July 2014. Dr. Leonard previously served as the Chief Scientific Officer and Senior Vice President of Research and Development at AbbVie Inc., a global pharmaceutical company, from its spin-out from Abbott Laboratories in January 2013 until retiring from those positions at the end of 2013. Prior to the formation of AbbVie, Dr. Leonard served as Senior Vice President of Global Pharmaceutical Research and Development at Abbott from 2008 to 2012. He has over 30 years of combined experience in medicine, research and management, including serving in various roles at Abbott beginning in 1992. Dr. Leonard also serves as a director of Chimerix, Inc., a biopharmaceutical company. Dr. Leonard earned a Bachelor’s Degree in Biochemistry from the University of Wisconsin at Madison and a Doctorate in Medicine from Johns Hopkins University in Baltimore, MD. Dr. Leonard completed an Internship and Residency in Internal Medicine at Stanford University Hospital followed by a Postdoctoral Fellowship in Molecular Virology at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health.

In connection with his election to the Board, Dr. Leonard entered into the Company’s standard form of director indemnification agreement, a copy of which is filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A filed on April 19, 2013 and which is incorporated herein by reference. The Company will compensate Dr. Leonard for his services as a director in accordance with the Company’s revised independent director compensation policy, which the Compensation Committee recommended and the Board approved on February 5, 2015. Pursuant to this policy, which is described in Exhibit 10.2 attached hereto and incorporated herein by reference, Dr. Leonard will receive an annual cash retainer of $65,000, paid quarterly, and $2,250 for each meeting he attends.

Under the independent director compensation policy, Dr. Leonard will also receive an initial equity grant and annual equity grants. Each grant will have an aggregate economic value of $200,000, with 75% of the grant value delivered in the form of stock options and 25% of the grant value delivered in the form of restricted stock units (subject to such limitations in value or grant size imposed by the Company’s 2013 Stock Incentive Plan). The initial grant will vest over three years and the annual grant will vest over one year.

The information provided in Item 1.01 regarding the changes in the composition of the Board, including Dr. Gillings’ transition from his role as Executive Chairman to a director role, is incorporated herein by reference into this Item 5.02.

The Company issued a press release announcing the appointment of Dr. Leonard and a press release concerning the board transition, copies of which are respectively attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 1, dated February 5, 2015, to Second Amended and Restated Registration Rights Agreement, dated May 14, 2013, among Quintiles Transnational Holdings Inc. and the shareholders identified therein.

10.1	Amended and Restated Shareholders Agreement, dated February 5, 2015, among Quintiles Transnational Holdings Inc. and the shareholders identified therein.

10.2	Description of Independent Director Compensation, effective February 5, 2015.

99.1	Press Release regarding appointment of a new director dated February 6, 2015.

99.2	Press Release regarding board transition dated February 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2015	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ Kevin K. Gordon
Kevin K. Gordon
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amendment No. 1, dated February 5, 2015, to Second Amended and Restated Registration Rights Agreement, dated May 14, 2013, among Quintiles Transnational Holdings Inc. and the shareholders identified therein.

10.1	Amended and Restated Shareholders Agreement, dated February 5, 2015, among Quintiles Transnational Holdings Inc. and the shareholders identified therein.

10.2	Description of Independent Director Compensation, effective February 5, 2015.

99.1	Press Release regarding appointment of a new director dated February 6, 2015.

99.2	Press Release regarding board transition dated February 6, 2015.